                          OFFICE LEASE - SOUTH BAY CENTER
                         ----------------------------------
                         (Last Revision: November 19, 1996)


                              Effective Date: _____________________, 1996
                              (The date set forth below Landlord's signature.)

                              BASIC LEASE INFORMATION
                              -----------------------

Landlord:                     CATELLUS DEVELOPMENT CORPORATION,
                              a Delaware corporation

Landlord's Address
    For Notice:               2540 North First Street, Suite 307
                              San Jose, California 95131
                              Attn: Asset Management
                              Telephone: (408) 435-1221
                              Fax: (408) 435-7836

Landlord's Address
    For Payment of Rent:      Dept. # 1918
                              P.O. Box 61000
                              San Francisco, CA 94161-1918

Tenant:                       PUMA TECHNOLOGY CORPORATION,
                              a Delaware corporation

Tenant's Address
    For Notice:               2550 North First Street
                              San Jose, CA 95131
                              Attn: Mr. M. Bruce Nakao
                              Telephone: 408 321-3863
                              Fax: 408 321-3850

Project:                      South Bay Center

Building:                     Building D

Premises:                     Approximately 31,952 rentable square feet on the
                              fourth and fifth floor(s) as shown in EXHIBIT A.

Premises Address:
    Street:                   2550 North First Street
    City and State:           San Jose, California
    Company Parcel No.:       CA 0850025
    Cost Center:              2006231

Term:                         One Hundred and Eight (108) Months

Estimated Commencement
    Date:                     May 1, 1997

Base Rent Per Month:          Seventy Thousand Two Hundred Ninety-Four and
                              40/100 Dollars ($70,294.40)

Tenant's Building Share:      45.6742%


                                     (i)

Tenant's Site Share:          7.2685%

Base Year:                    The calendar year 1997

Security Deposit:             Six Hundred Thousand and No/100 Dollars
                              ($600,000.00) payable upon execution of this Lease. All or a portion of such sum, at Tenant's options, may be provided in the form of cash or an unconditional, irrevocable, clean, non-documentary, site draft letter of credit from a bank and on terms and conditions in all respects acceptable to Landlord to be delivered upon execution of this Lease (the "Letter of Credit").

Prepaid Rent:                 Seventy Thousand Two Hundred Ninety-Four and
                              40/100 Dollars ($70,294.40) payable in cash upon execution of this Lease.

Broker:                       Colliers Parrish International, Inc.

Lease Year:                   Shall refer to each three hundred sixty-five (365)
                              day period during the Term commencing on the Commencement Date and on each anniversary thereof.

Parking Spaces:               Four (4) non-specifically designated spaces for
                              each 1,000 rentable square feet.

Permitted Uses:               Software engineering and design and related
                              office, administration and ancillary uses and no other uses shall be permitted without the prior written consent of Landlord.

EXHIBITS

    A    -     Premises
    B    -     Work Letter
    C    -     Commencement Date Memorandum
    D    -     Rules and Regulations
    E    -     Tenant Estoppel
    F    -     Signage Program


          The Basic Lease Information set forth above and the Exhibits attached hereto are incorporated into and made a part of the following Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the latter shall control.

     LANDLORD (_______) AND TENANT (/s/ MBN) AGREE.
               initial              initial


                                     (ii)

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
1.   PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
     1.1    Premises . . . . . . . . . . . . . . . . . . . . . . . . .      1
     1.2    Common Area. . . . . . . . . . . . . . . . . . . . . . . .      1
     1.3    Reserved Rights. . . . . . . . . . . . . . . . . . . . . .      1
     1.4    Right of First Offer . . . . . . . . . . . . . . . . . . .      1

2.   TERM    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
     2.1    Commencement Date. . . . . . . . . . . . . . . . . . . . .      2
     2.2    Possession . . . . . . . . . . . . . . . . . . . . . . . .      2

3.   RENT    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
     3.1    Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
     3.2    Pre-Determined Increases in Base Rent. . . . . . . . . . .      2
     3.3    Late Charge and Interest . . . . . . . . . . . . . . . . .      2
     3.4    Security Deposit . . . . . . . . . . . . . . . . . . . . .      3
     3.5    Determination of Base Rent for First Offer Space . . . . .      4

4.   BUILDING SERVICES AND UTILITIES . . . . . . . . . . . . . . . . .      5

5.   TAXES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
     5.1    Increase in Real Property Taxes. . . . . . . . . . . . . .      5
     5.2    Definitions. . . . . . . . . . . . . . . . . . . . . . . .      5
     5.3    Personal Property Taxes. . . . . . . . . . . . . . . . . .      6

6.   OPERATING EXPENSES. . . . . . . . . . . . . . . . . . . . . . . .      6
     6.1    Increase in Operating Expenses . . . . . . . . . . . . . .      6
     6.2    Definitions. . . . . . . . . . . . . . . . . . . . . . . .      6

7.   ESTIMATED EXPENSES. . . . . . . . . . . . . . . . . . . . . . . .      7
     7.1    Payment. . . . . . . . . . . . . . . . . . . . . . . . . .      7
     7.2    Adjustment . . . . . . . . . . . . . . . . . . . . . . . .      7
     7.3    Tenant Review of Adjustments . . . . . . . . . . . . . . .      8

8.   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
     8.1    Landlord . . . . . . . . . . . . . . . . . . . . . . . . .      8
     8.2    Tenant . . . . . . . . . . . . . . . . . . . . . . . . . .      8
     8.3    General. . . . . . . . . . . . . . . . . . . . . . . . . .      8
     8.4    Indemnity. . . . . . . . . . . . . . . . . . . . . . . . .      9
     8.5    Exemption of Landlord from Liability . . . . . . . . . . .      9

9.   REPAIRS AND MAINTENANCE . . . . . . . . . . . . . . . . . . . . .     10
     9.1    Tenant . . . . . . . . . . . . . . . . . . . . . . . . . .     10
     9.2    Landlord . . . . . . . . . . . . . . . . . . . . . . . . .     10

10.  ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
     10.1   Trade Fixtures; Alterations. . . . . . . . . . . . . . . .     10
     10.2   Damage; Removal. . . . . . . . . . . . . . . . . . . . . .     10
     10.3   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . .     11

11.  USE     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11

12.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . .     11
     12.1   Definitions  . . . . . . . . . . . . . . . . . . . . . . .     11
     12.2   Environmental Compliance . . . . . . . . . . . . . . . . .     12


                                       (iii)

     12.3   Indemnification. . . . . . . . . . . . . . . . . . . . . .     12

13.  DAMAGE AND DESTRUCTION. . . . . . . . . . . . . . . . . . . . . .     12
     13.1   Casualty . . . . . . . . . . . . . . . . . . . . . . . . .     12
     13.2   Tenant's Fault . . . . . . . . . . . . . . . . . . . . . .     13
     13.3   Uninsured Casualty . . . . . . . . . . . . . . . . . . . .     13
     13.4   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .     14

14.  EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . . . . . .     14
     14.1   Total Condemnation . . . . . . . . . . . . . . . . . . . .     14
     14.2   Partial Condemnation . . . . . . . . . . . . . . . . . . .     14
     14.3   Award. . . . . . . . . . . . . . . . . . . . . . . . . . .     14
     14.4   Temporary Condemnation . . . . . . . . . . . . . . . . . .     14

15.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
     15.1   Events of Defaults . . . . . . . . . . . . . . . . . . . .     14
     15.2   Remedies . . . . . . . . . . . . . . . . . . . . . . . . .     15
     15.3   Cumulative . . . . . . . . . . . . . . . . . . . . . . . .     16

16.  ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . .     16

17.  ESTOPPEL, SUBORDINATION AND ATTORNMENT. . . . . . . . . . . . . .     17
     17.1   Estoppel . . . . . . . . . . . . . . . . . . . . . . . . .     17
     17.2   Subordination. . . . . . . . . . . . . . . . . . . . . . .     17
     17.3   Attornment . . . . . . . . . . . . . . . . . . . . . . . .     17

18.  INTENTIONALLY OMITTED . . . . . . . . . . . . . . . . . . . . . .     17

19.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .     17
     19.1   General. . . . . . . . . . . . . . . . . . . . . . . . . .     17
     19.2   Signs. . . . . . . . . . . . . . . . . . . . . . . . . . .     18
     19.3   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .     18
     19.4   Financial Statements . . . . . . . . . . . . . . . . . . .     18
     19.5   Limitation of Liability. . . . . . . . . . . . . . . . . .     19
     19.6   Notices. . . . . . . . . . . . . . . . . . . . . . . . . .     19
     19.7   Brokerage Commission . . . . . . . . . . . . . . . . . . .     19
     19.8   Authorization. . . . . . . . . . . . . . . . . . . . . . .     19
     19.9   Holding Over; Surrender. . . . . . . . . . . . . . . . . .     19
     19.10  Joint and Several. . . . . . . . . . . . . . . . . . . . .     19
     19.11  Covenants and Conditions . . . . . . . . . . . . . . . . .     19
     19.12  Addenda. . . . . . . . . . . . . . . . . . . . . . . . . .     20


                                     (iv)

1.   PREMISES.

     1.1 PREMISES. Landlord hereby leases to Tenant the Premises as shown on EXHIBIT A attached hereto, but excluding the Common Area and any other portion of the Project. If the actual square footage of the Premises following working drawings is different from that stated in the Basic Lease Information, the actual square footage of the Premises as well as the Base Rent, rental adjustments, the Tenant's Building Share and the Tenant's Site Share, adjusted as necessary to reflect the increase or decrease in the rentable area of the Premises, shall be set forth in the Commencement Date Memorandum referred to in
Section 2.1 below.

     1.2 COMMON AREA. Tenant may, subject to reasonable rules made by Landlord, use the following areas ("Common Area") in common with Landlord and other tenants of the Project: the entrances, lobbies and other public areas of the Building, walkways, landscaped areas, driveways necessary for access to the Premises, parking areas and other common facilities designated by Landlord from time to time for the common use of all tenants of the Project. Neither Tenant nor any other tenant within the Building shall have access to the telephone closets within the Building except that Tenant shall be allowed access thereto in the manner and under the reasonable procedures established by Landlord.

     1.3 RESERVED RIGHTS. Landlord reserves the right to enter the Premises upon reasonable advance notice to Tenant and accompanied by a representative of Tenant (except in case of an emergency) and/or to undertake the following inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; change boundary lines of the Common Areas (provided such change does not unreasonably interfere with Tenant's access to or use of the Premises); install, use, maintain, repair, alter, relocate or replace any Common Area and any pipes, ducts, conduits, wires, equipment and other facilities in the Building; grant easements on the Project, dedicate for public use portions thereof and record covenants, conditions and restrictions ("CC&R's") affecting the Project and/or amendments to existing CC&R's which do not unreasonably interfere with Tenant's use of the Premises; change the name of the Building or Project; affix reasonable signs and displays (provided such displays do not unreasonably interfere with Tenant's signage rights under this Lease); and, during the last nine (9) months of the Term, show the Premises to prospective tenants.

     1.4 RIGHT OF FIRST OFFER. Provided that (i) there exists no Event of Default under the Lease, (ii) Tenant is in occupancy of at least ninety percent (90%) of the Premises and Tenant intends to occupy the space referenced herein, and (iii) Landlord has not given more than two (2) notices of default in any twelve (12) month period for nonpayment of monetary obligations, Tenant shall have the right of first offer ("Right of First Offer") to lease any space in the Building that becomes available for lease on or prior to December 31, 1997 (the "First Offer Space") under the terms and conditions outlined below. The First Offer Space shall not be deemed "available for lease" if the tenant under an expiring lease of all or a portion of the First Offer Space desires to renew or extend its lease or if any existing tenant of the Project exercises an existing option or right of first offer to lease all or a portion of the First Offer Space. If Tenant elects to lease the First Offer Space, Tenant shall so notify Landlord in writing (the "Election Notice") within five (5) business days after the date of Landlord's notice that the space has or will become available for lease. If Tenant does not deliver to Landlord the Election Notice within such time period, then Landlord shall be relieved of its obligation to make available for lease to Tenant the First Offer Space then "available for lease" and the provisions of this paragraph shall be of no further force and effect with respect thereto. Without limiting the foregoing, upon the non-delivery of the Election Notice by Tenant, Landlord shall be entitled to grant options and rights free and clear of Tenant's right of first offer under this paragraph to other tenants or prospective tenants of the Project. Upon Tenant's delivery of the Election Notice with respect to the First Offer Space, Landlord and Tenant shall promptly enter into an amendment of this Lease adding the First Offer Space to the Premises on all the terms and conditions set forth in this Lease as to the Premises, except that (i) the term of the lease to Tenant of the First Offer Space shall commence upon the actual availability date of the First Offer Space ("Availability Date") and shall continue coterminously with the remaining Term for the Premises, (ii) Tenant shall take the First Offer Space in its then "as-is" condition and Landlord shall neither provide nor pay for any interior improvement work or services related to the First Offer Space, (iii) the Base Rent per rentable square foot payable by Tenant for the First Offer Space shall be equal to the Market Rent (as defined below) for the First Offer Space determined pursuant to the terms of SECTION 3.5 below, but in no event shall the Base Rent for the First Offer Space be less than the average Base Rent paid by Tenant under the Lease from the Commencement Date to the Availability Date, (iv) Tenant's Share shall be increased to reflect the addition of the Right of First Offer Space, and (v) the Base Year for the Right of First Offer Space shall be the Base Year for the remaining Premises. The Right of First Offer set forth herein is personal to the original Landlord and the original Tenant under this Lease and it shall not be binding upon any lender succeeding to Landlord's interest in this Lease (whether by foreclosure, deed in lieu of foreclosure or otherwise) nor shall it be included in any assignment of Tenant's interest in this Lease.

2.   TERM.

     2.1 COMMENCEMENT DATE. The Term of the Lease shall commence ("Commencement Date") on the first day of the first full month following the date on which the Premises are Substantially Complete (as hereinafter defined) except that if Substantial Completion occurs on the first day of a month, that date shall be the Commencement Date, and the Lease shall continue in full force and effect for the period of time specified as the Term or until this Lease is terminated as otherwise provided herein. The Premises shall be deemed to be "Substantially Complete" on the earliest of the date on which: (1) Landlord files or causes to be filed with the City in which the Premises are located (if required) and delivers to Tenant an architect's notice of substantial completion, or similar written notice that the Premises are substantially complete, (2) Tenant commences business operations in the Premises, or (3) a certificate of occupancy is issued for the Premises. Landlord shall arrange for the construction of certain Tenant Improvements (as defined in the Work Letter), if any, in accordance with and subject to the terms of the Work Letter attached hereto as EXHIBIT B. Tenant shall, upon demand after delivery of the Premises to Tenant, execute and deliver to Landlord a Commencement Date Memorandum in the form attached hereto as EXHIBIT C acknowledging (i) the Commencement Date, (ii) the final square footage of the Premises and any necessary adjustments to Base Rent, rental adjustments, Tenant's Building Share or Tenant's Site Share as provided in Section 1.1 above, and (iii) Tenant's acceptance of the Premises.
If the Premises are not Substantially Complete on the Estimated Commencement Date, this Lease shall remain in effect, Landlord shall not be subject to any liability, and the Commencement Date shall be delayed until the date the Premises are Substantially Complete. Tenant acknowledges that it has had an adequate opportunity to inspect and investigate all matters relevant to the Premises, using experts and other qualified professionals, and that Tenant has determined that the Premises are acceptable for Tenant's use. Tenant further acknowledges that, except to the limited extent, if any, specifically provided in this Lease, neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Premises or their fitness for Tenant's use upon which Tenant has relied directly or indirectly for any purpose.

     2.2 POSSESSION. Tenant's possession of the Premises during the period of time, if any, from the date on which Landlord tenders possession of the Premises to Tenant in a Substantially Completed condition (the "Possession Date") to the Commencement Date, shall be subject to all the provisions of this Lease and shall not advance the expiration date. Rent shall be paid for such period at the rate stated in the Basic Lease Information, prorated on the basis of a thirty (30) day month, and shall be due and payable to Landlord on or before the Commencement Date. Tenant shall acknowledge in writing the Possession Date in the form attached hereto as EXHIBIT C.

3.   RENT.

     3.1 RENT. Tenant shall pay to Landlord, at Landlord's Address for Payment of Rent designated in the Basic Lease Information, or at such other address as Landlord may from time to time designate in writing to Tenant for the payment of Rent, the Base Rent, without notice, demand, offset or deduction, in advance, on the first day of each calendar month. Upon the execution of this Lease, Tenant shall pay to Landlord the first month's Base Rent. If the Term ends on a date other than the last day of a month, Base Rent shall be prorated on a per diem basis with respect to the portion of the last month within the Term. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder, whether or not such sums are designated "additional rent." The term "Rent" means the Base Rent and all additional rent payable hereunder.

     3.2 PRE-DETERMINED INCREASES IN BASE RENT. Effective as of the first day of the specified Lease Month, the Base Rent shall be increased as follows:


      LEASE MONTH                      NEW BASE RENT
      -----------                      -------------

          25                            $75,406.72
          49                            $82,116.64
          73                            $90,424.16
          97                            $99,690.24

     3.3 LATE CHARGE AND INTEREST. The late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs and processing and accounting expenses and increased debt service ("Delinquency Costs"). If Landlord has not received any installment of Rent within five (5) days after such amount is due, Tenant shall pay a late charge of ten percent (10%) of the delinquent amount, which is agreed to represent a reasonable estimate of the Delinquency Costs incurred by Landlord; provided, however, no late charge shall be payable with respect to the first late payment of Rent within any twelve (12) month period if such late payment of Rent is cured within five (5) business of Landlord's written notice to Tenant of such Rent delinquency. In addition, all such delinquent amounts shall bear interest from the date such amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the lesser of (a) the maximum interest rate permitted by law or (b) five percent (5%) above the rate publicly announced by Bank of America, N.A. (or if Bank of America, N.A. ceases to exist, the largest bank then headquartered in the State of California ("Bank") as its "Reference Rate." If the use of the announced Reference Rate is discontinued by the Bank, then the term Reference Rate shall mean the announced rate charged by the Bank which is, from time to time, substituted for the Reference Rate. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay such amounts is difficult to ascertain and said late charge and interest are the best estimate of the damage which Landlord shall suffer in the event of late payment. If a late charge becomes payable for any three (3) installments of Rent within any twelve
(12) month period, then the Rent shall automatically become due and payable quarterly in advance.

     3.4 SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit. The Security Deposit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant. Landlord shall not be required to pay interest on the Security Deposit or to keep the Security Deposit separate from Landlord's own funds. If Tenant fails to perform fully and timely all or any of Tenant's covenants and obligations hereunder, Landlord may, but without obligation, apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed covenants and/or obligations. If Landlord does so apply any portion of the Security Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the amount of the then current Base Rent per month. Upon any Tenant's exercise of its Right of First Offer and the addition of the First Offer Space to the Premises, Landlord may require the Security Deposit to be increased by an amount equal to one-twelfth (1/12th) of the aggregate total of Base Rent payable for the First Offer Space over the then remaining Term of this Lease (at Tenant's option, the amount of such additional Security Deposit in excess of one (1) month's Base Rent for the First Offer Space may be provided in the form of an additional Letter of Credit (the "Additional Letter of Credit") in which event such Additional Letter of Credit shall also be subject to all of the terms of this Section 3.4). After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, if Tenant is not then in default, Landlord shall return to Tenant any unapplied balance of the Security Deposit.

          3.4.1 LETTER OF CREDIT. As noted in the Basic Lease Provisions and above in this Section 3.4, a portion of the Security Deposit may be provided in the form of the Letter of Credit and the Additional Letter of Credit (collectively, the "Letters of Credit"). The Letters of Credit shall be held, utilized and returned, as applicable, in accordance with the requirements of this Section 3.4.

          3.4.2 TERM AND RENEWAL OF LETTERS OF CREDIT. The Letters of Credit shall be for a term of not less than twelve (12) months, and Tenant shall keep the Letters of Credit in effect thereafter throughout the Term of this Lease except as otherwise provided in this Section 3.4. Tenant shall renew, extend or replace the Letters of Credit as necessary and deliver written evidence thereof to Landlord at least thirty (30) days prior to the expiration date of the Letters of Credit so that valid Letters of Credit which comply with each requirement of this Section 3.4 are in effect during the entire period required hereby. If Tenant fails to so renew, extend or replace the Letters of Credit and deliver such written evidence to Landlord, and such failure continues for a period of five (5) days after the date such evidence is due to Landlord, Landlord shall be entitled to immediately draw the entire amount of the Letters of Credit, and hold such sums as a portion of the Security Deposit for Tenant's faithful performance of its Lease obligations during the remainder of the Lease Term.

          3.4.3 AMOUNT OF DRAW ON LETTERS OF CREDIT. Upon the occurrence of an Event of Default by Tenant under Section 15.1 of this Lease and a failure by Tenant to cure such Event of Default within the time period specified therein, Landlord shall be entitled to obtain payment under the Letters of Credit, in such amount as may be required to satisfy Tenant's outstanding obligations under the Lease and shall apply such amount to said obligations. Specifically, Landlord shall be entitled to obtain partial draws pursuant to the Letters of Credit in the amounts that Tenant is in default and, in such event, Tenant shall replace or reinstate the Letters of Credit to the full amount required from time to time hereunder.

          3.4.4 MANNER OF PRESENTMENT. Landlord is authorized to draw, for the account of Tenant, the amounts allowable pursuant to this Section
     3.4 by a draft, which shall be payable on sight, signed by an officer of Landlord. Payment of the draft shall be made in the manner agreed upon by the issuing bank, but Tenant hereby consents to such payment by wire transfer to the account of Landlord as specified by Landlord in writing to the issuing bank, or in such other manner or to such other accounts as Landlord may designate in the draft.

          3.4.5 REDUCTION OF SECURITY DEPOSIT. Annually, following the anniversary of the Commencement Date, provided that there shall not then be continuing any Event of Default or other event or condition which with the giving of notice or the passage of time, or both, would constitute and Event of Default, Tenant shall be entitled to reduce the amount of the Security Deposit in excess of final month's Base Rent for the Premises by an amount equal to the original amount by which the Security Deposit exceeds the final month's Base Rent for the Premises divided by the number of years (or portions thereof) in the Term of the Lease (or, in the case of the additional Security Deposit in excess of the final month's Base Rent for the First Offer Space to be provided upon exercise by Tenant of its Right of First Offer, the number of years (or portions thereof) remaining in the Term of this Lease from and after the Availability Date with respect to the First Offer Space). Landlord shall reasonably cooperate with Tenant to accomplish such reduction either by (i) acceptance of supplements to such Letters of Credit evidencing such reductions, (ii) presentation of the original Letters of Credit to the issuing bank for the reductions to be appropriated noted or endorsed thereon, (iii) exchange of the original Letters of Credit for replacement Letters of Credit in the reduced amounts, or (iv) return to Tenant of cash in the amount of the Security Deposit reduction in the event the additional Security Deposit was provided by Tenant in the form of cash rather than Letters of Credit.

     3.5 DETERMINATION OF BASE RENT FOR FIRST OFFER SPACE. Base Rent for the First Offer Space shall equal the Market Rent for such space determined as provided below. Notwithstanding anything in this Section 3.5 to the contrary, in no event shall the Base Rent for the First Offer Space be less than the average Base Rent paid by Tenant from the Commencement Date of the Availability Date with respect to the original Premises.

          3.5.1 AGREEMENT ON BASE RENT. Landlord and Tenant shall have thirty (30) days after Landlord receives the Election Notice in which to mutually agree on the Base Rent for the First Offer Space.

          3.5.2 ARBITRATION. If Landlord and Tenant are unable to agree upon the Base Rent for the First Offer Space within such thirty (30) day period, then within fifteen (15) days after the expiration of the thirty
     (30) day period, each party, by giving notice to the other party, shall appoint a real estate appraiser who is a current member of the American Institute of Real Estate Appraisers, with at least five (5) years of experience appraising building space comparable to the Premises in the city and county where the Premises is located to determine the Market Rent. Market Rent shall mean the monthly amount per rentable square foot in the First Offer Space that a willing, non-equity new tenant would pay and a willing landlord would accept at arm's length for space in a comparable building or buildings, with comparable tenant improvements, in a comparable location, giving appropriate consideration to monthly rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, length of lease term, size and location of premises being leased and other generally applicable terms and conditions of tenancy for a similar building or buildings. If the two (2) appraisers are unable to agree on the Market Rent for the First Offer Space within twenty (20) days, they shall select a third appraiser meeting the qualifications stated in this Section within five (5) days after the last day the two (2) appraisers are given to set the Market Rent for the First Offer Space. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within twenty (20) days after the selection of the third appraiser, a majority of the appraisers shall set the Market Rent for the First Offer Space. If a majority of the appraisers is unable to set the Market Rent within the twenty (20) day period, the two (2) closest appraisals shall be added together and their total divided by two (2). The resulting quotient shall be the Market Rent for the First Offer Space. Each party shall be responsible for the costs, charges and fees of the appraiser appointed by that party plus one-half of the cost of the third appraiser.

          3.5.3 AMENDMENT OF LEASE. Immediately after the Base Rent is determined pursuant to this Section 3.5, Landlord and Tenant shall execute an amendment to this Lease adding the First Offer Space to the Premises and adjusting the Base Rent to include the Base Rent determined for the First Offer Space as provided in this Section 3.5.

     4.   BUILDING SERVICES AND UTILITIES.

     Landlord agrees to supply, subject to the other provisions of this Lease, reasonable janitorial service and reasonable amounts of heat, water for drinking purposes, air conditioning and electric current for office machines and normal lighting Monday through Friday, from 8 a.m. to 6 p.m., and on Saturdays from 8 a.m. until noon, except for the usual holidays (the "Usual Building Hours"); provided, however, that reasonable amounts of electric current for office machines and normal lighting (subject to Tenant's payment of charges therefor in the event of excess consumption as provided below) shall be supplied by Landlord 24 hours per day, 7 days per week. Landlord shall not be liable for any interruption of said utilities and services when such interruption is caused by strikes, mechanical failure, accidents or any other conditions beyond the reasonable control of Landlord, nor shall there be any abatement of rent as a result thereof. Tenant shall not install or use in the Premises any machines or any apparatus or device, which individually or in the aggregate will generate excessive heat or increase the amount of electricity, water or air conditioning usually supplied for use of the Premises as general office space, or in any way create a burden on or adversely affect the normal functioning of the heating, ventilation and air conditioning ("HVAC") system of the Building. Tenant shall use only the electrical outlets and water pipes existing in the Premises upon completion of the initial tenant improvements. In the event Tenant utilizes or consumes utilities or services after Usual Building Hours or in amounts which are appreciably in excess of those utilized or consumed by the average office tenants in the Building, Tenant shall reimburse Landlord, as additional rent, upon receipt of demand therefor, for the cost of such excess consumption. In addition, Landlord shall have the right at any time to cause water meters or electric current meters to be installed in the Premises for the purpose of measuring such excess consumption, in which event Tenant shall pay to Landlord, as additional rent, the cost of any such meters (which shall be the property of Landlord), as well as the cost of installation, maintenance and repair thereof. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the HVAC, elevator, and plumbing systems. Provided that Landlord shall not unreasonably interrupt Tenant's use of the Premises, Landlord shall at all reasonable times have free access to all mechanical installations in the Premises, including, but not limited to, air conditioning, fan, ventilating and machine rooms and electrical closet. Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Premises or for providing telephone service or connections from the utility to the Premises, except as required by law.

5.   TAXES.

     5.1 INCREASE IN REAL PROPERTY TAXES. Tenant shall pay to Landlord (a) Tenant's Building Share of the Increase in Building Real Property Taxes and (b) Tenant's Site Share of the Increase in Site Real Property Taxes. The "Increase in Building Real Property Taxes" is the increase in Building Real Property Taxes in any calendar year over the Building Real Property Taxes in the Base Year.
The "Increase in Site Real Property Taxes" is the increase in Site Real Property Taxes in any calendar year over the Site Real Property Taxes in the Base Year.

     5.2  DEFINITIONS.

          5.2.1 BUILDING REAL PROPERTY TAXES. "Building Real Property Taxes" shall be the sum of the following: all real property taxes, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Building and the Common Areas of the Building or their operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with the costs and expenses (including attorneys and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord.

          5.2.2 SITE REAL PROPERTY TAXES. "Site Real Property Taxes" shall be the sum of the following: all real property taxes, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the land on which the Building and other buildings comprising the Project are located (the "Site") or its operations, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with the costs and expenses (including attorneys and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return.

     5.3 PERSONAL PROPERTY TAXES. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and other personal property located and/or installed on the Premises by Tenant; and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

6.   OPERATING EXPENSES.

     6.1 INCREASE IN OPERATING EXPENSES. Tenant shall pay to Landlord (a) Tenant's Building Share of the Increase in Building Operating Expenses and
(b) Tenant's Site Share of the Increase in Site Operating Expenses. The "Increase in Building Operating Expenses" is the increase in Building Operating Expenses in any calendar year over the Building Operating Expenses in the Base Year. The "Increase in Site Operating Expenses" is the increase in Site Operating Expenses in any calendar year over the Site Operating Expenses in the Base Year.

     6.2  DEFINITIONS.

          6.2.1 BUILDING OPERATING EXPENSES. "Building Operating Expenses" shall include all reasonable and necessary expenses incurred by Landlord in the operation, maintenance, repair and management of the Building and the Common Areas of the Building, including, but not limited to, (a) non-structural repairs to and maintenance of the roof, skylights and or walls of the Building;
(b) repair, maintenance, utility costs and landscaping of the Building and Common Areas of the Building; (c) insurance deductibles (not to exceed $100,000 per calendar year) and premiums relating to the insurance maintained by Landlord with respect to the Building and the Common Areas of the Building; (d) service contracts for security, cleaning, janitorial and landscaping services and maintenance of HVAC systems and elevators, if any; (e) all wage and labor costs, including fringe benefits, applicable to persons engaged in the operation, maintenance and repair of the Building and the Common Areas of the Building as Landlord's agents or as independent contractors; (f) capital improvements made to or capital assets acquired for the Building and the Common Areas of the Building after the Commencement Date that reduce Building Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Building or are required under any present or future governmental law or regulation, which capital costs, or an allocable portion thereof, shall be amortized over the useful life of such items, together with interest on the unamortized balance at an annual interest rate equal to Landlord's good faith estimate of its cost of funds for such capital improvements or capital assets but in all events not in excess of the Applicable Interest Rate; and (g) installation, maintenance, repair and replacement of telephone wiring within the Building. Building Operating Expenses shall also include an administrative fee to Landlord for accounting and project management services relating to the Building and the Common Areas of the Building in an amount equal to ten percent (10%) of the sum of Building Operating Expenses (other than the administrative fee) and Building Real Property Taxes. Building Operating Expenses shall not include (i) replacement of or structural repairs to the roof or the exterior walls; (ii) repairs to the extent covered by insurance proceeds, or paid by Tenant or other third parties;
(iii) alterations solely attributable to tenants of the Building other than Tenant; (iv) capital improvements made to correct any failure as of the Commencement Date of the Premises, Building and/or Common Areas of the Building to comply with governmental laws in effect and applicable to the Premises, Building and/or Common Areas of the Building and Landlord as of the Commencement Date (specifically omitting from such exclusion any capital improvements arising out of any activities or operations of Tenant in, on or about the Premises, the Building and/or the Common Areas of the Building); (v) marketing and promotional costs, leasing commissions, brokerage commissions and attorneys fees incurred in connection with the lease, sublease and/or assignment of any other space in the Building with or to any existing or potential tenant or other occupant; (vi) depreciation and amortization of the Building; (vii) debt service payments with respect to the Building; and (viii) reserves for repairs, replacements, bad debts and the like. If during any calendar year the Building is not at least 95% occupied, Building Operating Expenses for such year shall be calculated based on a 95% occupancy rate for the Building.

     6.2.2 SITE OPERATING EXPENSES. "Site Operating Expenses" shall include all reasonable and necessary expenses incurred by Landlord in the operation, maintenance, repair and management of the Site and the Common Areas of the Site, including, but not limited to, (a) repair, maintenance, utility costs and landscaping of the Site and the Common Areas of the Site, including any and all costs of cleaning, maintenance and repairs of common driveways, walkways, parking areas, landscaping, and other costs which are allocable to the Site and the Common Areas of the Sites under the terms of any CC&R's affecting the Project; (b) insurance deductibles (not to exceed $100,000 per calendar year) and premiums relating to the insurance maintained by Landlord with respect to the Site and the Common Areas of the Site; (c) service contracts for security, cleaning, janitorial and landscaping services, if any; (d) all wage and labor costs, including fringe benefits, applicable to persons engaged in the operation, maintenance and repair of the Site and the Common Areas of the Site as Landlord's agents or as independent contractors; and (e) capital improvements made to or capital assets acquired for the Site and the Common Areas of the Site after the Commencement Date that reduce Site Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Project or are required under any present or future governmental law or regulation, which capital costs, or an allocable portion thereof, shall be amortized over the useful life of such items, together with interest on the unamortized balance at an annual interest rate equal to Landlord's good faith estimate of its cost of funds for such capital improvements or capital assets but in all events not in excess of the Applicable Interest Rate. Site Operating Expenses shall also include an administrative fee to Landlord for accounting and project management services relating to the Site and the Common Areas of the Site in an amount equal to ten percent (10%) of the sum of Site Operating Expenses (other than the administrative fee) and Site Real Property Taxes. Site Operating Expenses shall not include (i) repairs to the extent covered by insurance proceeds, or paid by Tenant or other third parties; (ii) alterations solely attributable to tenants of the Project other than Tenant;
(iii) capital improvements made to correct any failure as of the Commencement Date of the Site and/or Common Areas of the Site to comply with governmental laws in effect and applicable to the Site and/or Common Areas of the Site and Landlord as of the Commencement Date (specifically omitting from such exclusion any capital improvements arising out of any activities or operations of Tenant in, on or about the Site and/or the Common Areas of the Site); (iv) marketing and promotional costs, leasing commissions, brokerage commissions and attorneys fees incurred in connection with the lease, sublease and/or assignment of any other space in the Building with or to any existing or potential tenant or other occupant; (v) depreciation and amortization of the Building; (vi) debt service payments with respect to the Building; and (vii) reserves for repairs, replacements, bad debts and the like. If during any calendar year the Building is not at least 95% occupied, Site Operating Expenses for such year shall be calculated based on a 95% occupancy rate for the Site.

7.   ESTIMATED EXPENSES.

     7.1 PAYMENT. "Estimated Expenses" for any particular year shall mean Landlord's estimate of Increases in Building Operating Expenses, Site Operating Expenses, Building Real Property Taxes and Site Real Property Taxes (collectively referred to as "Increases") for a calendar year. On or about the last month of each calendar year, or as soon thereafter as practicable, Landlord shall give Tenant notice of the Estimated Expenses for the ensuing calendar year. Tenant shall pay Tenant's Building Share and Tenant's Site Share, as applicable, of the Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year. If at any time Landlord determines that Building Operating Expenses, Site Operating Expenses, Building Real Property Taxes and Site Real Property Taxes are projected to vary from the then Estimated Expenses by more than ten percent (10%), Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant's Building Share and Tenant's Site Share, as applicable, of the revised Estimated Expenses for such year.

     7.2 ADJUSTMENT. "Operating Expenses and Real Property Taxes Adjustment" (or "Adjustment") shall mean the difference between Tenant's Building Share and Tenant's Site Share, as applicable, of Estimated Expenses and Tenant's Building Share and Tenant's Site Share, as applicable, of Increases for any calendar year. After the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant's Building Share and Tenant's Site Share, as applicable, of Increases for such calendar year, accompanied by a computation of the Adjustment. If Tenant's payments are less than Tenant's Building Share and Tenant's Site Share, as applicable, of Increases, then Tenant shall pay the difference within twenty (20) days after receipt of such statement. Tenant's obligation to pay such amount shall survive the termination of this Lease. If Tenant's payments exceed Tenant's Building Share and Tenant's Site Share, as applicable, of Increases, then (provided that Tenant is not in default), Landlord shall credit such excess amount to future installments of Tenant's Building Share and Tenant's Site Share, as applicable, of Increases for the next calendar year. If Tenant is in default, Landlord may, but shall not be required to, credit such amount to Rent arrearages.

     7.3 TENANT REVIEW OF ADJUSTMENTS. If Tenant shall dispute any statement regarding any Adjustment, Tenant shall have the right, at any reasonable time during normal business hours and after giving reasonable notice to Landlord, not later than sixty (60) days following the receipt of such statement (otherwise, such statement shall be final and binding for all purposes hereof) and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to review at Landlord's offices Landlord's books and records with respect to Operating Expenses and Real Property Taxes for such calendar year. Tenant agrees that its review of such books and records shall be conducted in a manner to minimize any interference with Landlord's normal business operations. All information so obtained by Tenant or otherwise obtained under the provisions of this Lease shall be treated as confidential except in any litigation or arbitration proceedings between the parties.

8.   INSURANCE.

     8.1 LANDLORD. Landlord shall maintain insurance insuring the Building against fire and extended coverage (including, if Landlord elects, "all risk" coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles and the form and endorsements of such coverage as selected by Landlord; provided, Landlord reserves the right to self-insure with respect to any such coverage. Landlord may also carry such other insurance as Landlord may deem prudent or advisable including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Such insurance is to protect, and to be for the benefit of, Landlord.

     8.2 TENANT. Tenant shall, at Tenant's expense, obtain and keep in force at all times the following insurance:

          8.2.1 COMMERCIAL GENERAL LIABILITY INSURANCE (OCCURRENCE FORM). A policy of commercial general liability insurance (occurrence form) having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate per location if Tenant has multiple locations, providing coverage for, among other things, blanket contractual liability, premises, products/completed operations and personal and advertising injury coverage, with deletion of (a) the exclusion for operations within fifty (50) feet of a railroad property (railroad protective liability), if applicable, and (b) the exclusion for explosion, collapse or underground hazard, if applicable, and, if necessary, Tenant shall provide for restoration of the aggregate limit;

          8.2.2 AUTOMOBILE LIABILITY INSURANCE. Comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles;

          8.2.3 WORKERS' COMPENSATION AND EMPLOYER'S LIABILITY INSURANCE. Workers' compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer's liability insurance coverage in the amount of at least One Million Dollars ($1,000,000); and

          8.2.4 PROPERTY INSURANCE. "All risk" property insurance covering damage to or loss of any personal property, fixtures and equipment, including electronic data processing equipment, of Tenant (collectively "Tenant's Property") (and coverage for the full replacement cost thereof including business interruption of Tenant), together with, if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises.

     8.3  GENERAL.

          8.3.1 INSURANCE COMPANIES. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in the state in which the Premises are located and having a "General Policyholders Rating" of at least A VIII (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "Best's Insurance Guide."

          8.3.2 CERTIFICATES OF INSURANCE. Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant, in the form of the ACORD standard certificate of insurance, no later than seven (7) days prior to the date of possession of the Premises. Tenant shall, at least ten (10) days prior to expiration of the policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after sixty (60) days prior written notice to the parties named as additional insureds as required in this Lease (except in the case of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least ten (10) days' notice has been given to the parties named as additional insureds). If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and cost resulting from said failure.

          8.3.3 ADDITIONAL INSUREDS. Landlord and any property management company of Landlord for the Premises shall be named as additional insureds on the policy as required by Section 8.2.1. The policies required under Sections 8.2.1 and 8.3.5 shall provide for severability of interest. An additional insureds endorsement, naming Landlord and any property management company of Landlord, if applicable, as additional insured(s), shall be attached to the certificate of insurance.

          8.3.4 PRIMARY COVERAGE. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance of Landlord.

          8.3.5 UMBRELLA/EXCESS INSURANCE. Any umbrella liability policy or excess liability policy (which shall be in "following form") shall-provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease.

          8.3.6 WAIVER OF SUBROGATION. Tenant and Landlord each waive any right to recover against the other for claims for damages to its property to the extent covered by insurance. This provision is intended to waive fully, and for the benefit of Landlord and Tenant any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier with respect to property insurance carried by Landlord and Tenant under Sections 8.1 and 8.2.4, respectively. The coverage obtained by Landlord and Tenant pursuant to this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance.

          8.3.7 NOTIFICATION OF INCIDENTS. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accident or incident in the Premises, the Building or the Common Areas which could give rise to a claim against any of the insurance policies required under this Section 8.

     8.4 INDEMNITY. Tenant shall indemnify, protect, defend by counsel reasonably acceptable to Landlord, and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (i) any default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or
(ii) Tenant's use of the Premises, the conduct of Tenant's business or any activity, work or things done, permitted or suffered by Tenant in or about the Premises, the Building, the Common Area or other portions of the Project, except for claims caused solely by Landlord's gross negligence or wilful misconduct. The obligations of Tenant under this Section 8.4 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

     8.5 EXEMPTION OF LANDLORD FROM LIABILITY. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property including, but not limited to, Tenant's fixtures, equipment, furniture and alterations or injury to persons in, upon or about the Premises, the Building, the Common Area or other portions of the Project arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except such claims as are caused solely by Landlord's gross negligence or wilful misconduct. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the property of Tenant, or injury to or death of Tenant, Tenant's employees, invitees, customers, agents or contractors or any other person in or about the Premises, the Building, the Common Area or the Project, whether such damage or injury is caused by fire, steam, electricity, gas, water or rain, or from the breakage, leakage or other defects of sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or the interruption or failure of telephone services to the Premises; or from any other cause, whether said damage or injury results from conditions arising upon the Premises, upon other portions of the Building or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, except damage or injury caused solely by Landlord's gross negligence or wilful misconduct. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building or the Project or Landlord's failure to enforce the terms of any agreements with parties other than Tenant.

9.   REPAIRS AND MAINTENANCE.

     9.1 TENANT. Tenant shall keep and maintain the Premises, including floors and floor coverings, carpet and window coverings, interior plumbing, electrical wiring, fixtures and equipment in good repair and in a clean and safe condition, and repair and/or replace any and all of the foregoing in a good and workmanlike manner.

     9.2 LANDLORD. Landlord shall repair damage to (i) structural portions of the Building, and (ii) building operating systems (e.g. electrical, plumbing, HVAC and elevators) located outside of the Premises; provided, if such damage is caused by an act or omission of Tenant, then such repairs shall be at Tenant's sole expense. There shall be no abatement of Rent during the performance of such work. Except for the initial improvements provided for in the Work Letter, Landlord shall have no obligation during the Term of this Lease to remodel, repair, improve, decorate or paint any part of the Premises or to clean, repair or replace carpeting or window coverings, except for normal vacuuming of the carpet as part of the janitorial services provided herein. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders or regulations now or hereafter in effect which might otherwise apply.

10.  ALTERATIONS.

     10.1 TRADE FIXTURES; ALTERATIONS. Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural or material damage to the Premises, the Building, the Common Area or the Project. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises, nor alter, modify, add to or disturb any telephone wiring in the Premises or elsewhere in the Building without obtaining the prior written consent of Landlord, which consent may be conditioned upon Tenant's compliance with all laws, ordinances, regulations, codes and other governmental requirements and with Landlord's reasonable requirements regarding construction of improvements and alterations but such consent otherwise shall not be unreasonably withheld. Tenant shall submit plans and specifications to Landlord with Tenant's request for approval and shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations and additions shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities. Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof. Tenant shall provide Landlord with a set of "as-built" drawings for any such work.

     10.2 DAMAGE; REMOVAL. Tenant shall repair all damage to the Premises and/or the Building caused by the installation or removal of Tenant's fixtures, equipment, furniture and alterations or damage to the telephone wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or agent of Tenant. Upon the termination of this Lease, except as otherwise may be approved in writing by Landlord, Tenant shall remove any or all alterations, additions, improvements and partitions made or installed by Tenant and restore the Premises to its condition existing prior to the construction of any such items and perform any closure work, investigation and environmental remedial work required by any Environmental Laws (as defined in Article 12) or by any other applicable laws, ordinances, regulations or permits by any governmental authority having jurisdiction; provided, however, Landlord may permit, upon written notice to Tenant, any such items designated by Landlord to remain on the Premises, in which event they shall be and become the property of Landlord upon the termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to cause any damage to the Premises, the Building, the Common Area or the Project whatsoever and in strict accordance with all applicable laws, regulations and government orders. In connection with Tenant's request for Landlord's approval of alterations, additions or improvements to the Premises as provided in SECTION
10.1 above, Tenant may request that Landlord specify in writing as part of Landlord's approval of such alterations, additions or improvements which items, if any, Landlord will permit to remain on the Premises upon the termination of this Lease.

     10.3 LIENS. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility. If any lien is filed, Tenant shall cause such lien to be released and removed within ten (10) days after the date of filing, and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such amounts expended by Landlord together with interest thereon at the Applicable Interest Rate from the date of expenditure.

11.  USE.

     The Premises shall be used only for the Permitted Uses set forth in the Basic Lease Information and for no other uses. Tenant, at Tenant's expense, shall comply with any CC&R's or supplement thereto recorded in any official or public records with respect to the Project or any portion thereof and with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises. Tenant shall be responsible for obtaining any permit, business license, certificate of occupancy, or other permits or licenses required by any governmental agency permitting Tenant's use or occupancy of the Premises. Tenant shall comply with the rules and regulations attached hereto as EXHIBIT D, together with such additional rules and regulations as Landlord may from time to time reasonably prescribe. Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises, the Building, the Common Area or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties, or use or allow the Premises to be used for any unlawful purpose. Tenant shall have the right to use for its employees and invitees, on an unreserved basis, the number of Parking Spaces indicated in the Basic Lease Information. Tenant shall not use more than the number of spaces allocated to Tenant. Landlord shall not be responsible for non-compliance by any other tenant or occupant with, or Landlord's failure to enforce, any of the rules or regulations or any other terms or provisions of such tenant's or occupant's lease. Landlord shall enforce such rules and regulations on a non-discriminatory basis. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, the Building or the Project.

12.  ENVIRONMENTAL MATTERS.

     12.1  DEFINITIONS.

          12.1.1 ENVIRONMENTAL CONDITION. "Environmental Condition" means any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, soil, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors.

          12.1.2 ENVIRONMENTAL LAWS. "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future relating to the environment or to any Hazardous Material (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 ET SEQ.)), which are or become applicable to Tenant, the Premises, the Building, the Common Area or the Project.

          12.1.3 HAZARDOUS MATERIALS. "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment (whether potentially injurious to persons and property and whether potentially injurious by themselves or in combination with other materials) due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed in the United States Department of Transportation Hazardous Materials Table [49 C.F.R. Section 172.101], as amended from time to time, or listed, defined or regulated in any manner by any Environmental Law.

     12.2 ENVIRONMENTAL COMPLIANCE. Tenant shall not cause nor permit, nor allow any of Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (collectively, "Tenant's Parties") to cause or permit any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the Common Area or the Project, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of (a) the presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, on the Premises; (b) any notices of violation or potential or alleged violation of any Environmental Law which are received by Tenant from any governmental agency; (c) any and all inquiry, investigation, enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened relating to Tenant or the Premises or the Project; and (d) all claims made or threatened by any third-party against Tenant or the Premises or Project relating to any Hazardous Materials. Landlord shall have the right, upon not less than forty-eight (48) hours notice to Tenant, to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. Such right of entry shall include the right to test for soil and groundwater contamination.
If such tests indicate the presence of any Environmental Condition which occurred during the Term of this Lease, or if Landlord has reasonable grounds to believe that Tenant has disposed of or caused a release of Hazardous Materials at, on or about the Premises or the Project, Tenant shall reimburse Landlord for the cost of conducting such tests. In the event of any such Environmental Condition, Tenant shall promptly take any and all steps necessary to rectify the same to Landlord's reasonable satisfaction or shall, at Landlord's election, reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within thirty (30) days after Landlord bills Tenant therefor or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be. In addition, Tenant shall comply, at its sole cost and expense, with such recommendations contained in any environmental assessment as Landlord may reasonably require including, without limitation, any recommendations with respect to precautions which should be taken with respect to activities on the Premises, and additional testing and studies to detect the presence of Hazardous Materials.

     12.3 INDEMNIFICATION. Tenant shall indemnify, protect, defend by counsel acceptable to Landlord and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns (individually and collectively, "Indemnitees") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees and court costs) or death or injury to any person or damage to any property whatsoever, arising from or in connection with, or caused in whole or in part, directly or indirectly, by
(a) Tenant and/or any of Tenant's Parties' breach of any prohibition or provision of this Section 12; (b) Tenant and/or any of Tenant's Parties breach of any Environmental Law; or (c) the presence of Hazardous Materials on, under or about the Premises or other properties as a result (directly or indirectly) of Tenant's and/or any of Tenant's Parties' activities, or failure to act, in connection with the Premises. This indemnity shall include the cost of any required or necessary repair, response, removal, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. This indemnification is intended to constitute an indemnity agreement within the meaning of Section 9607(e)(i) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9607(e)(i)). Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease.

13.  DAMAGE AND DESTRUCTION.

     13.1 CASUALTY. If the Premises or Building should be damaged or destroyed by fire or other casualty, within thirty (30) days after receipt by Landlord of notice of such damage or destruction, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or
(c) in more than one hundred eighty (180) days from the date of such damage or destruction.

          13.1.1 LESS THAN 90 DAYS. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed within ninety (90) days, this Lease shall not terminate and, provided that insurance proceeds are available to fully repair the damage, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace any alterations, partitions, fixtures, additions and other improvements (collectively, "Excluded Improvements") which may have been placed in, on or about the Premises by or for the benefit of Tenant other than the Tenant Improvements constructed pursuant to the Work Letter (which Tenant Improvements shall be repaired by Landlord). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately from the date Tenant vacates all or a portion of the Premises only during the period the Premises are unfit for occupancy.

          13.1.2 GREATER THAN 90 DAYS. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed in more than ninety (90) days but in less than one hundred eighty
(180) days, then Landlord shall have the option of: (a) terminating the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises; or (b) electing to repair the Premises, provided insurance proceeds are available to fully repair the damage (except that Landlord shall not be required to rebuild, repair or replace any part of the Excluded Improvements which may have been placed in, on or about the Premises by or for the benefit of Tenant). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately from the date Tenant vacates all or a portion of the Premises only during the period the Premises are unfit for occupancy. In the event that Landlord should fail to substantially complete such repairs within one hundred eighty days (180) days after the date upon which Landlord is notified by Tenant of the casualty (such period to be extended for delays caused by Tenant or because of any items of Force Majeure, as defined in the Work Letter) and Tenant has not re-occupied the Premises, Tenant shall have the right, as Tenant's exclusive remedy, within ten (10) days after the expiration of such one hundred eighty (180) day period, to terminate this Lease by delivering written notice to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such notice.

          13.1.3 GREATER THAN 180 DAYS. If the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available to repair the damage (except that Landlord shall not be required to rebuild, repair or replace any Excluded Improvements which may have been placed in, on or about the Premises by or for the benefit of Tenant). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately from the date Tenant vacates all or a portion of the Premises only during the period that the Premises are unfit for occupancy.

     13.2 TENANT'S FAULT. If the Premises or any portion of the Building is damaged resulting from the negligence or breach of this Lease by Tenant or any of Tenant's Parties, Rent shall not be reduced during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds.

     13.3 UNINSURED CASUALTY. In the event that the Premises or any portion of the Building is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord's option either (i) to repair such damage as soon as reasonably possible at Landlord's expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant's intention to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, Landlord shall make such repairs as soon as reasonably possible and Tenant shall reimburse Landlord for such repairs within fifteen (15) days after receipt of an invoice from Landlord. If Tenant does not give such notice within the ten (10) day period, this Lease shall terminate automatically as of the date of the occurrence of the damage. Notwithstanding the foregoing, in the event that the cost of repair of such uninsured damage does not exceed in the aggregate $50,000.00, (x) neither Landlord nor Tenant shall have the right to terminate this Lease by reason of such uninsured damage and this Lease, (y) Tenant shall pay to Landlord one-half of the cost of repair of such uninsured damage, and (z) Landlord, without further cost or expense to Tenant, shall make such repairs as soon as reasonably possible.

     13.4 WAIVER. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law.

14.  EMINENT DOMAIN.

     14.1 TOTAL CONDEMNATION. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

     14.2 PARTIAL CONDEMNATION. If any portion of the Premises or the Building is Condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business as reasonably determined by Landlord, Landlord shall have the option of either (i) relocating Tenant to comparable space within the Project or (ii) terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting Rent shall be adjusted as reasonably determined by Landlord.

     14.3 AWARD. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment.

     14.4 TEMPORARY CONDEMNATION. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section.
If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.

15.  DEFAULT.

     15.1 EVENTS OF DEFAULTS. The occurrence of any of the following events shall, at Landlord's option, constitute an "Event of Default":

          15.1.1 Abandonment of the Premises for a period of thirty (30) consecutive days;

          15.1.2 Failure to pay Rent on the date when due and the failure continuing for a period of three (3) calendar days after written notice from Landlord that such payment is due; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required to be provided under Section 1161 ET SEQ of the California Code of Civil Procedure;

          15.1.3 Failure to perform Tenant's covenants and obligations hereunder (except default in the payment of Rent) where such failure continues for a period of thirty (30) days after written notice from Landlord; provided, however, if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within the thirty (30) day period and diligently prosecutes such cure to completion;

          15.1.4 The making of a general assignment by Tenant for the benefit of creditors; the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing; the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold; Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due; any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets; Tenant taking any action toward the dissolution or winding up of Tenant's affairs; the cessation or suspension of Tenant's use of the Premises; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

          15.1.5 The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord's lender pursuant to this Lease;

          15.1.6  The occurrence of an Event of Default set forth in Section
15.1.4 or 15.1.5 with respect to any guarantor of this Lease, if applicable; or

          15.1.7 The release or discharge of Hazardous Materials into the soil or groundwater.

     15.2  REMEDIES.

          15.2.1 TERMINATION. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

          15.2.1.1 REPOSSESSION. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

          15.2.1.2 UNPAID RENT. Landlord shall have all the rights and remedies of a landlord provided by applicable law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The phrase "worth, at the time of award," as used in (a) and (b) above, shall be computed at the Applicable Interest Rate, and as used in (c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          15.2.2 CONTINUATION. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession; and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant's account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Tenant's Building Share and Tenant's Site Share, as applicable, of Increases; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Tenant's Building Share and Tenant's Site Share, as applicable, of Increases under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event, and notwithstanding anything in Section 16 to the contrary, shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of such expenditure.

          15.2.3 ENVIRONMENTAL DEFAULTS. In the event of the occurrence of an Event of Default under Section 15.1.7, Landlord shall have the right to (a) terminate this Lease and collect damages, including the cost of remediation of any Hazardous Materials released into the soil or groundwater, or (b) require remediation of contamination while enforcing the remaining terms of this Lease.

     15.3 CUMULATIVE. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

     16.  ASSIGNMENT AND SUBLETTING.

     Tenant shall not assign, sublet or otherwise transfer, whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord's prior written approval, which shall not be unreasonably withheld. Landlord's consent to one assignment or subletting shall not be deemed a consent to subsequent assignments and/or sublettings. The merger of Tenant with any other entity or the transfer of any controlling or managing ownership or beneficial interest in Tenant, or the assignment of a substantial portion of the assets of Tenant, whether or not located at the Premises, shall constitute an assignment hereunder. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice thereof with copies of all related documents and agreements associated with the assignment or sublease, including without limitation, the financial statements of any proposed assignee or subtenant, thirty (30) days prior to the anticipated effective date of the assignment or sublease. Tenant shall pay Landlord's reasonable attorneys' fees incurred in the review of such documentation plus an administrative fee of Three Hundred Fifty Dollars ($350.00) for each proposed transfer. Landlord shall have a period of twenty
(20) days following receipt of such notice and all related documents and agreements to notify Tenant in writing of Landlord's approval or disapproval of the proposed assignment or sublease. If Landlord fails to notify Tenant in writing of such election, Landlord shall be deemed to have disapproved such assignment or subletting. The parties agree that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or subletting if the proposed assignee or sublessee or its business is subject to compliance with additional requirements of the law (including related regulations) commonly known as the "Americans with Disabilities Act (ADA)" beyond those requirements which are applicable to the tenant desiring to assign or sublease or if the proposed assignee's or subtenant's activities in, on or about the Premises or Project involve the use, analysis, handling, storage, transport, discharge, release, generation or disposal of any Hazardous Materials. This Lease may not be assigned by operation of law. Any purported assignment or subletting contrary to the provisions hereof shall be void and shall constitute an Event of Default hereunder. If Tenant receives rent or other consideration for any such transfer in excess of the Rent, or in case of the sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord fifty percent (50%) of the difference between each such payment of rent or other consideration (after deduction of Tenant's actual and reasonable leasing commissions, tenant improvements and other ordinary and customary costs of such transfer) and the Rent required hereunder ("bonus rental"). Landlord may, without waiving any rights or remedies, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the preceding sentence. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made. In addition, Tenant shall make all legally required disclosures to the proposed assignee or subtenant. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to the Lease by assignees of Tenant without notifying Tenant or any successor of Tenant and without obtaining their consent. No permitted transfer shall be effective until there has been delivered to Landlord a counterpart of the transfer instrument in which the transferee agrees to be and remain jointly and severally liable with Tenant for the payment of Rent pertaining to the Premises and for the performance of all the terms and provisions of this Lease relating thereto arising on or after the date of the transfer.

Notwithstanding the foregoing, subject to compliance with the provisions regarding the payment of "bonus rental", Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant (control being defined for such purposes as the power to direct the management of the relevant entity), or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or to any person or entity which acquires at least a majority of all the assets of Tenant as a going concern (collectively, an "Affiliate"); provided, that (i) Landlord receives prior written notice of such assignment or subletting, (ii) such Affiliate assumes (in the event of an assignment) in writing all of Tenant's obligations under this Lease, and (iii) Landlord receives a fully executed copy of such assignment or sublease agreement between Tenant and the Affiliate.

17.  ESTOPPEL, SUBORDINATION AND ATTORNMENT.

     17.1 ESTOPPEL. Within ten (10) days after request by Landlord, Tenant shall deliver an estoppel certificate duly executed (and acknowledged if required by any lender or purchaser), in the form attached hereto as EXHIBIT E, or in such other form as may be acceptable to the lender or purchaser, which form may include some or all of the provisions contained in EXHIBIT E, to any proposed mortgagee, purchaser or Landlord. Tenant's failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (c) no more than one month's Base Rent has been paid in advance. Landlord reserves the right to substitute a different form of estoppel certificate upon the request of any proposed mortgagee or purchaser. If any financier should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent or as will adversely affect the rights, or increase the obligations, of Tenant), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease supplement embodying such amendments. Tenant shall not unreasonably withhold its consent to such Lease supplement and, within ten (10) days after the receipt of Landlord's notice, execute and deliver to Landlord the tendered Lease supplement and any other documents as may be reasonably and ordinarily required by such lender or purchaser, unless Tenant shall reasonably withhold its consent thereto in which event Tenant, within such time period, shall give written notice to Landlord of Tenant's reasonable objections thereto.

     17.2 SUBORDINATION. This Lease shall be subject and subordinate to all ground leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord's interest therein, and all amendments thereto, all without the necessity of Tenant's executing further instruments to effect such subordination. If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord's request whatever documentation that may reasonably be required to further effect the provisions of this paragraph provided that such documentation provides for non-disturbance of Tenant's occupancy on a form containing commercially reasonable terms and conditions.

     17.3 ATTORNMENT. In the event of a foreclosure proceeding, the exercise of the power of sale under any mortgage or deed of trust or the termination of a ground lease, Tenant shall, if requested, attorn to the purchaser thereupon and recognize such purchaser as Landlord under this Lease; provided, however, Tenant's obligation to attorn to such purchaser shall be conditioned upon Tenant's receipt of a non-disturbance agreement.

18.  INTENTIONALLY OMITTED.

19.  MISCELLANEOUS.

     19.1 GENERAL.

          19.1.1 ENTIRE AGREEMENT. This Lease sets forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein.

          19.1.2  TIME OF ESSENCE.  Time is of the essence of this Lease.

          19.1.3 ATTORNEYS' FEES. In any action or proceeding which either party brings against the other to enforce its rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party, including reasonable attorneys' fees, which amounts shall be a part of the judgment in said action or proceeding.

          19.1.4 SEVERABILITY. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

          19.1.5 LAW. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

          19.1.6 NO OPTION. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

          19.1.7 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 16, Tenant.

          19.1.8 THIRD PARTY BENEFICIARIES. Nothing herein is intended to create any third party benefit.

          19.1.9 MEMORANDUM OF LEASE. Tenant shall not record this Lease or a short form memorandum hereof without Landlord's prior written consent.

          19.1.10 AGENCY, PARTNERSHIP OR JOINT VENTURE. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

          19.1.11 MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

          19.1.12 HEADINGS. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.

     19.2 SIGNS. All signs and graphics of every kind visible in or from public view or corridors, the Common Areas or the exterior of the Premises shall be subject to Landlord's prior written approval and shall be subject to any applicable Governmental laws, ordinances, and regulations and in compliance with Landlord's signage program described in EXHIBIT F, attached hereto, which signage program provides, among other things, for pro-rata signage rights. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal. Such signage as shall be installed pursuant to EXHIBIT F shall be permitted to remain in place throughout the term of this Lease; provided, however, such signage rights pursuant to this Lease are and shall remain personal to the original Tenant hereunder and shall not be included in any subletting or assignment of this Lease.

     19.3 WAIVER. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.

     19.4 FINANCIAL STATEMENTS. As a material part of this Lease, Tenant agrees to provide to any lender, purchaser or Landlord, within ten (10) days after request, a current, accurate, certified financial statement for Tenant and Tenant's business prepared under generally accepted accounting principles consistently applied and such other certified financial information or tax returns as may be reasonably required by Landlord, purchaser or any lender of either.

     19.5 LIMITATION OF LIABILITY. The obligations of Landlord under this Lease are not personal obligations of the individual partners, directors, officers, shareholders, agents or employees of Landlord; and Tenant shall look solely to the Building for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be released automatically from further performance under this Lease and from all further liabilities and expenses hereunder and the transferee of Landlord's interest shall assume all liabilities and obligations of Landlord hereunder from the date of such transfer.

     19.6 NOTICES. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal or courier delivery, or sent by facsimile (immediately followed by one of the preceding methods), to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served upon the earlier of receipt or three (3) days after the date of mailing.

     19.7 BROKERAGE COMMISSION. Landlord shall pay a brokerage commission to Broker in accordance with a separate agreement between Landlord and Broker. Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord and Broker, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant. Tenant agrees to indemnify and hold Landlord harmless from any claims or liability, including reasonable attorneys' fees, in connection with a claim by any person for a real estate broker's commission, finder's fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such claims or liability, including reasonable attorneys' fees, based upon any statement, representation or agreement of Landlord.

     19.8 AUTHORIZATION. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant and that such execution is binding upon Tenant.

     19.9  HOLDING OVER; SURRENDER.

          19.9.1 HOLDING OVER. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall constitute a month-to-month tenancy, at a rent equal to one hundred seventy-five percent (175%) of the Base Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys' fees and brokerage commissions.

          19.9.2 SURRENDER. Upon the termination of this Lease or Tenant's right to possession of the Premises, Tenant will surrender the Premises, together with all keys, in good condition and repair, reasonable wear and tear excepted. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear."

     19.10 JOINT AND SEVERAL. If Tenant consists of more than one person, the obligation of all such persons shall be joint and several.

     19.11 COVENANTS AND CONDITIONS. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

     19.12 ADDENDA. The Addenda attached hereto, if any, and identified with this Lease are incorporated herein by this reference as if fully set forth herein.

     IN WITNESS THEREOF, the parties have executed this Lease as of the date set forth above.

"Landlord"                                     "Tenant"

CATELLUS DEVELOPMENT CORPORATION,              PUMA TECHNOLOGY CORPORATION,
a Delaware corporation                         a Delaware corporation


By:                                            By: /s/ M. Bruce Nakao
   --------------------------------               ---------------------------
Its:                                           Its: Sr. VP, CFO
    -------------------------------                --------------------------
Date:                                          Date: March 20, 1997
     ------------------------------                 -------------------------

                                      EXHIBIT A
                                      PREMISES
                                    (PAGE 1 OF 2)

FLOOR PLAN

For the premises located at 2550 North First Street, Fourth Floor, in San Jose, California.


                                [GRAPHIC OF FLOOR PLAN]



For the premises located at 2550 North First Street, Fifth Floor, in San Jose, California


                                [GRAPHIC OF FLOOR PLAN]

                                     EXHIBIT A
                                      PREMISES
                                    (PAGE 2 OF 2)

DESCRIPTION OF THE SITE:

All that certain real property situated in the County of Santa Clara, State of California, described as follows:

"Map of Tract No. 7892, South Bay Center, San Jose, California," a recorded resubdivision on November 6, 1996, in Book 566 of Maps at Pages 45 and 48, Lot 6, Santa Clara County Official Records.

                               SOUTH BAY CENTER


                            [GRAPHIC OF PREMISES MAP]

                                       EXHIBIT B

                                      WORK LETTER

1.   WORK LETTER DEFINED TERMS.


     Critical Dates                         Item
     --------------                         ----
     ____________, 1997    Landlord to deliver to Tenant Final Working Drawings

     ____________, 1997    Tenant to approve Final Working Drawings

                           Substantial completion by Landlord of Tenant Improvements

     Any delay in any of the foregoing dates (including any re-do of any item due to Tenant's disapproval thereof) shall automatically delay all subsequent deadlines by a like amount of time. To the extent any such delay has been caused by Tenant, the Commencement Date for all purposes under the Lease will be the date the Premises would have been Substantially Complete (as defined in the Lease) absent such Tenant Delays (defined below).

     Tenant's Representative:   Steven Doctors
     Landlord's Representative: Virginia Unruh, Catellus Development Corporation

2. PROCEDURE AND COSTS. Landlord and Tenant shall comply with the procedure outlined below in preparing, delivering and approving matters relating to tenant improvements to be constructed by Landlord ("Tenant Improvements") in the Premises. The deadlines for performance by each party are specified in the foregoing schedule of Critical Dates.

     2.1 Attached hereto as SCHEDULE 1 are preliminary plans and outline specifications ("Preliminary Plans") for Tenant Improvements, which Preliminary Plans have previously been approved by Landlord and Tenant. Landlord shall cause to be prepared and delivered to Tenant on or before the Critical Date final plans and specifications based upon the Preliminary Plans and Tenant's design input for the Tenant Improvements which shall include structural, fire protection, life safety, mechanical and electrical working drawings and final architectural drawings for the Premises (collectively, "Final Working Drawings"), which Final Working Drawings shall substantially conform to the Preliminary Plans and include modifications to the Premises, if any, required to comply with the ADA. Landlord's obligation to deliver the Final Working Drawings to Tenant within the time period set forth above shall be subject to any delay encountered by Landlord as a result of a request by Tenant for changes in accordance with the procedure set forth below, any other Tenant Delays or any other cause beyond Landlord's control. No later than the Critical Date, Tenant shall either approve the Final Working Drawings or set forth in writing with particularity any changes necessary to bring the Final Working Drawings into substantial conformity with the Preliminary Plans; provided that Tenant shall not object to any logical development or refinement of the Preliminary Plans or any change necessitated by applicable law. Failure of Tenant to deliver to Landlord written notice of such disapproval and the changes required on or before the Critical Date shall constitute and be deemed approval of the Final Working Drawings. Upon approval, actual or deemed, of the Final Working Drawings by Landlord and Tenant, the Final Working Drawings shall be referred to as the "Approved Working Drawings."

     2.2 Landlord shall, at Tenant's sole expense (except as otherwise specifically provided in SECTION 2.3 below), diligently construct and complete the Tenant Improvements substantially in accordance with the Approved Working Drawings. Landlord shall bid the work to at least three (3) general contractors selected by Tenant from Landlord's list of acceptable general contractors and subcontracts shall be bid to at least three (3) subcontractors in each subtrade selected by Tenant from Landlord's list of acceptable subcontractors. Landlord and Tenant shall jointly review any bids and make adjustments to the bids, as necessary, for inconsistent assumptions in order to effect an equitable comparison among bids. Landlord shall select the lowest price general contractor bidding for such work deemed acceptable by Landlord and attempt to enter into a construction contract with such general contractor on terms consistent with the terms of the bid (the "Construction Contract").

     2.3 Landlord shall contribute to the costs and expenses of planning, designing and constructing the Tenant Improvements in an amount not to exceed $256,757.00 ("TI Allowance"); provided, however, that the TI Allowance may only be utilized for installation of building improvements and associated planning, design and permit costs.

     2.4 Landlord, at its sole cost and without reducing the TI Allowance, shall cause the (i) plumbing, electrical and mechanical systems within and serving the Premises to be in good working order and condition as of the Commencement Date, (ii) building standard men's and women's toilet rooms to be completed in compliance with all applicable codes and legal requirements, (iii) all existing cabling and wiring within in the Premises from previous tenants to be removed, and (iv) the building shell and core, to the extent necessary or desirable for the occupancy and use of the Premises by Tenant for the purposes set forth in the Lease, shall be completed in accordance with all applicable governmental laws applicable thereto and to Landlord as of the Commencement Date.

3. PAYMENT. All costs and expenses of planning, designing and constructing the Tenant Improvements in excess of the TI Allowance shall be paid by Tenant. In the event the estimated cost of the Tenant Improvements shall exceed the TI Allowance, Tenant shall co-fund the construction of the Tenant Improvements by payment from time to time as reasonably requested by Landlord of an amount equal the Cost Percentage (as defined below) multiplied by the amount then required to be paid under the Construction Contract and/or other contracts relating to the planning, design and/or construction of the Tenant Improvements. As used herein, the term "Cost Percentage" shall mean a fraction the numerator of which is an amount equal to the total costs and expenses of planning, designing and constructing the Tenant Improvements less the TI Allowance, and the denominator of which is an amount equal to the total costs and expenses of planning, designing and constructing the Tenant Improvements. All amounts payable by Tenant to Landlord pursuant to this Work Letter shall be paid by Tenant within ten (10) calendar days after the rendering to Tenant of a bill therefor by Landlord. Tenant's failure to pay in the aforesaid time shall constitute an Event of Default under the Lease; and all such amounts shall then bear interest from the date due and payable until paid at the Applicable Interest Rate.

4. TENANT DELAYS. When Landlord's architect has furnished Landlord with a certificate that the work to be done by Landlord has been substantially completed (subject only to reasonable punch list items), the Premises will be deemed ready for occupancy and possession thereof deemed delivered to Tenant for all purposes of the Lease, including, without limitation, regarding commencement of Rent and other obligations. Landlord shall prepare, certify by Landlord's architect's signature and deliver in duplicate to Tenant, a written statement certifying that (a) the Premises are substantially complete in accordance with this Work Letter, and (b) the date of such completion. Tenant's obligation to pay Rent shall not commence until the Premises are Substantially Complete (as defined in the Lease); provided, however, that if Landlord shall be delayed in substantially completing any of the work for which it is responsible hereunder as a result of:

     4.1 Tenant's failure to timely approve any matters requiring such approval and any delay resulting from the need to revise any drawings; or

     4.2 Tenant's changes in the Approved Working Drawings or any Tenant changes in the Final Working Drawings; or

     4.3 Any delay of any other kind or nature in the completion of the Tenant Improvements caused by Tenant (or its agents or employees) or resulting from the performance of Tenant's Work (hereinafter defined), if any;

(all of the foregoing being hereinafter collectively referred to as "Tenant Delays") then, notwithstanding anything to the contrary set forth herein or in the Lease, the Term and Tenant's obligation to pay Rent shall be accelerated by the number of days of such Tenant Delays, and Tenant shall reimburse Landlord for any and all reasonable additional actual costs and expenses incurred by Landlord as a result of such Tenant Delays. Landlord shall diligently complete any items of work not completed when the Premises are Substantially Complete. Substantial Completion shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant must submit, if at all, within thirty (30) days after the Commencement Date.

5.  TENANT'S REPRESENTATIVE.  Tenant has designated the Tenant's
Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

6. LANDLORD'S REPRESENTATIVE. Landlord has designated the Landlord's Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

7. CHANGES. Tenant may request reasonable changes in the Approved Working Drawings; provided, however, that (a) no such request shall affect any structural change in the Building or otherwise render the Premises or Building in violation of applicable laws; (b) Tenant shall pay any additional costs required to implement such change in excess of the TI Allowance, including, without limitation, loss of rents, architecture fees, increases in construction costs and other charges payable hereunder caused by delay, and Tenant shall pay Landlord for said excess costs in accordance with Paragraph 3 above; and (c) such requests shall constitute an agreement by Tenant to any reasonable delay in completion caused by reviewing, processing and implementing such change.

8. MISCELLANEOUS. All references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant's approval is required, if no written notice of disapproval is given within the applicable time period, at the end of such period Tenant shall be deemed to have given its approval and the next succeeding time period shall commence. If any item requiring approval is timely disapproved by Tenant the procedure for preparation of such item and approval thereof shall be repeated and all reasonable delays in completion of the Premises associated therewith shall be the responsibility of Tenant.

LANDLORD ( ) AND TENANT (MBN) AGREE.
     Initials             Initials

                        [GRAPHIC OF FLOOR PLAN]

                              SCHEDULE 1

                          [GRAPHIC OF FLOOR PLAN]

                                SCHEDULE 1A

                                     EXHIBIT C
                            COMMENCEMENT DATE MEMORANDUM

     With respect to that certain lease ("Lease") dated _________________, 19__, between ________________, a _________________ ("Tenant"), and
_______________, a _____________________ ("Landlord"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately _______ rentable square feet of the building located at _____________________ ("Premises"), Tenant hereby acknowledges and certifies to Landlord as follows:

     (1) Landlord delivered possession of the Premises to Tenant in a Substantially Completed condition on ____________________ ("Possession Date");

     (2)  The Lease commenced on ________________________ ("Commencement Date");

     (3)  The Premises contain ________ square feet of space; and

     (4) Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant's use.

     IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this ___________ day of __________________________.


                                        "Tenant"

                                        --------------------------------------
                                        a
                                         -------------------------------------

                                        By:
                                           -----------------------------------
                                           Its:
                                               -------------------------------

                                        By:
                                           -----------------------------------
                                           Its:
                                               -------------------------------

                                     EXHIBIT D

                               RULES AND REGULATIONS
                    WHICH CONSTITUTE A PART OF THE OFFICE LEASE

     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress.

     2. No awning or other projection shall be displayed or attached to the outside walls of the Building without the prior written consent of Landlord.
The standard drapes provided by Landlord shall not be removed from the windows, and no other curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

     3. No sign, advertisement, or notice shall be exhibited, painted, inscribed or affixed by any tenant on any part of, or so as to be seen from the outside of, the Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color, and style acceptable to Landlord.

     4. Electric wiring of every kind and telephone outlets shall be installed in a manner as will be prescribed by Landlord. The location of convenience outlets, electric light outlets, power outlets and telephone outlets shall be approved by Landlord, prior to installation, but the cost paid by tenant. No electrical wall or ceiling fixture shall be installed unless first approved by Landlord. All electric work must be done by electricians so licensed by the State in which the Premises are located pursuant to proper governmental permits.

     5. The sashes, sash doors, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the windowsills, except Landlord shall have the right to require Tenant to keep the drapes closed at all times or some of the time.

     6. The toilets, wash bowls and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

     7. No tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires or laying of carpeting, linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as Landlord may direct.

     8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises, except the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate the Premises.

     9. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No tenant shall occupy or permit any portion of his Premises to be occupied for the manufacture or sale of liquor, narcotics, or tobacco in any form. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

     10. No tenant shall use, keep or permit to be used or kept any foul or noxious gas or substances in the Premises or the Building or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other tenants of the Building of neighboring buildings by reason of noise, odors and/or vibrations, including, without limitation, by the use of any musical instrument, radio, phonograph, sound-producing instrument or device that can be heard outside the Premises.

     11. No tenant shall place any radio or television antenna on the roof or on any part of the inside or outside of the Building other than inside the Premises. No tenant shall operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or any part of the Facilities. No tenant shall throw anything out of the doors, windows or down the passageways. Landlord reserves the right to exclude or expel from the Building or any part of the Facilities any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of these Rules and Regulations.

     12. No tenant, nor any of tenant's servants, employees, agents, visitors or licensees, shall at any time keep or permit to be kept upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

     13. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. All keys to the Premises, and any other parts of the Building, shall be obtained by the Tenant only from Landlord. Landlord shall furnish Tenant, without charge, two keys to each entrance door to the Premises. The Tenant shall obtain any additional keys only from Landlord and shall not make or otherwise procure any additional sets of keys. Each tenant must, upon the termination of his tenancy, return to the Landlord all such keys and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

     14. The weight, size and position of all safes and other unusually heavy objects used or placed in the Building shall be prescribed by Landlord. The repair of any damage done to the Building or property therein by putting in or taking out or maintaining such safes or other unusually heavy objects shall be made and paid for by Tenant. All removals, or the carrying in or out of the Building or moving within the Building of any safes, freight, furniture, fixtures or bulky matter of any description must take place during the hours which the Landlord may determine from time to time. The moving of safes, furniture or other fixtures or bulky matter of any kind must be made upon previous notice to the superintendent of the Building and under his supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, furniture, fixtures, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

     15. No tenant shall purchase janitorial or maintenance or other like service, from any company or persons unless the written consent of Landlord is first obtained.

     16. Tenant shall not use the name of the Building or Landlord in its advertising.

     17. Access to the Building between the hours of 6 P.M. in the evening and 7 A.M. in the morning on weekdays and at all hours on Saturdays and Sundays and usual holidays is controlled by a card key system. Landlord will furnish card keys to tenant employees for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom he requests card keys and shall be liable to Landlord for all acts of such persons. In the case of mob, riot, public disorder or other commotion or invasion, Landlord reserves the right to prevent access to the Building or to any other part of the Facilities during the continuance of the same by closing the entrances to the Building or any other part of the Facilities, blocking ingress or egress to the Building or any other part of the Facilities or by closing the doors, or otherwise, for the safety of the tenants of the Building or protection of the Building and property in the Building.

     18. Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of Landlord, and the tenant shall be responsible for all acts of such persons).

     19. All doors opening onto public corridors shall be kept closed, except when in use for ingress or egress.

     20. The requirements of tenants will be attended to only upon application to the Office of the Building.

     21. Canvassing, soliciting, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     22. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

     23. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

     24. There shall not be used in any space, or in the public halls of the Building either by any tenants or others, any hand trucks except those equipped with rubber tires and side guards.

     25. The expense of repairing any damage resulting from a violation of any Rule or Regulation herein shall be done by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.






LANDLORD'S INITIALS                                  TENANT'S INITIALS  MBN
                   -------                                           -------

                                     EXHIBIT E
                                  TENANT ESTOPPEL

     This Agreement ("Agreement"), dated as of ________________, 199_, executed by ___________________ ("Tenant"), in favor of __________________________, a
______________________ ("Lender"), is entered into with reference to the following facts:

     A. Tenant is presently leasing certain premises (the "Premises") comprising a portion of the real property (the "Property") described in EXHIBIT A, attached hereto and incorporated herein by this reference, pursuant to that certain lease (as modified from time to time, the "Lease") dated as of ________________, 199_, between Tenant and ______________________________, a
____________________ ("Landlord").

     B. Lender has made or agreed to make a loan or loans to Landlord (the "Loan") and, in connection therewith, Landlord has executed or will execute a deed of trust (as modified from time to time, the "Deed of Trust") assigning to Lender Landlord's interest in the Property, including Landlord's interests as landlord under the Lease.

     In consideration of the forecoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant hereby agrees as follows:

     1.  CERTIFICATION BY TENANT.  Tenant hereby certifies to Lender as follows:

         1.1 The Lease is in full force and effect, and Tenant has not transferred its interests in the Lease or agreed to do so.

         1.2 A true and complete copy of the Lease, together with all amendments, supplements and other modifications thereto (oral or written), is attached hereto as EXHIBIT B.

         1.3 No rent or other amount has been prepaid under the Lease, except as follows (if none, state "None"):

         1.4 No deposit of any nature has been made in connection with the Lease (other than deposits the nature and amount of which are expressly described in the Lease), except as follows (if none, state "None"):

         1.5 Tenant shall pay base rent under the Lease, upon the execution of the Lease, in the amount of $___________ per month.

         1.6 The Lease is the only agreement between Landlord and Tenant with respect to the Premises, and Tenant claims no rights with respect to the Premises or the Property other than those set forth in the Lease, except as follows (if none, state "None"):

         1.7 To the best of Tenant's knowledge, there are no existing defenses or offsets against amounts due or to become due to Landlord under the Lease, and there are no existing uncured defaults by Landlord under the Lease, nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute such a default, except as follows (if none, state "None"):

         1.8 Landlord has offered no free rent period, building allowance or similar concession(s) to induce Tenant to enter into the Lease, except as set forth in the Lease, and Landlord has no other obligations to Tenant in connection with the Lease, matured or not yet matured, except as set forth in the Lease.

         1.9 To the best of Tenant's knowledge, no circumstance presently exists, and no event has occurred, that would prevent the Lease from becoming effective or would entitle Tenant to terminate the Lease.

     2. CONSENT TO ASSIGNMENT. Tenant understands that Landlord has assigned or will assign the Lease to Lender in connection with the Loan, and Tenant hereby consents to such assignment. Tenant is not aware of any prior assignment of the Lease by Landlord, except as follows (if none, state "None"):

     3. NO MODIFICATION OF LEASE; LENDER CONSENTS. Tenant shall not, without Lender's prior written consent, (a) amend, supplement, terminate or otherwise modify the Lease; or (b) accept (and/or act in reliance on) the release, relinquishment or waiver by Landlord of any right with respect to the Lease. Any such termination, modification, acceptance or other action taken without such prior consent shall, at Lender's option, be void. Without limiting the generality of the foregoing, (i) any assignment or subletting by Tenant (or by any assignee or subtenant) which requires Landlord's consent shall also require Lender's consent, which consent shall not be unreasonably withheld, and shall, at Lender's option, be void if such consent is not obtained, and (ii) any alteration to the Premises which requires Landlord's consent shall also require Lender's consent which consent shall not be unreasonably withheld. Tenant shall not pay any rent or other amount due to Landlord under the Lease more than 10 days in advance of the due date.

     4. LENDER CURE RIGHTS. Tenant shall not exercise any termination remedy upon a default by Landlord with respect to the Lease unless Tenant has first given Lender written notice of such default (at the address shown below or any other address hereafter supplied to Tenant by Lender) and such default is not cured within 30 days thereafter; provided that, if such default is nonmonetary, is curable by Lender, and (a) is of such a nature that it cannot reasonably be cured within 30 days or (b) the cure thereof by Lender requires Lender to have possession of the Property, then in either such event Tenant shall not exercise any termination remedy so long as Lender is diligently taking all steps required for Lender to cure the default (including pursuit of possession of the Property, to the extent required).

ADDRESS FOR NOTICES TO LENDER:






     5. TRANSFEREE OF LANDLORD'S INTERESTS. Notwithstanding any provision to the contrary in the Lease, a transferee of the Landlord's interest under the Lease shall not be (i) liable for any act or omission of anv prior landlord under the Lease (including without limitation the breach of any representation or warranty made by any prior landlord unless such breach is caused by such transferee), (ii) obligated to cure any default of any prior landlord under the Lease (other than non-monetary defaults that remain uncured at the time of foreclosure), (iii) subject to any offsets or defenses which Tenant is entitled to assert against any prior landlord under the Lease, (iv) bound by any payment of any amount owing under the Lease to any prior landlord which was made more than 10 days prior to the date due, (v) bound by any amendment or other modification to the Lease which has made subsequent to the date of this Agreement without the prior written consent of Lender (which shall not be unreasonably withheld) and which could adversely affect the landlord's interests, or (vi) liable for the return to Tenant of any security or other deposit paid by Tenant to any prior landlord under the Lease except to the extent that such transferee actually receives such deposit.

     6. FURTHER ASSURANCES. Tenant shall execute, acknowledge and deliver to Landlord or Lender all documents, and shall take all actions, reasonably required by Landlord or Lender from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Agreement.

     7. PAYMENTS TO LENDER. Tenant shall make all payments under the Lease to Lender upon receiving a direction to pay from Lender, and shall comply with any such direction to pay without determining whether any default exists with respect to the Loan.

     8.   AGREEMENTS BY LANDLORD.  Landlord hereby agrees as follows:

          8.1 Tenant shall have no liability to Landlord for any amount otherwise owing to Landlord under the Lease in the event that (a) Tenant receives a written demand from Lender to pay such amount to Lender, and (b) Tenant thereafter pays such amount to Lender.

          8.2 Tenant shall be entitled to assume that any such demand by Lender is valid and shall be under no obligation and shall have no right, to inquire as to its validity, nor shall any claim by Landlord that such demand is invalid affect Tenant's right and obligation to pay all amounts demanded to Lender and thereupon be discharged of Tenant's obligation to pay such amounts to Landlord.

     9. ATTONEYS' FEES. In the event that any litigation shall be commenced concerning this Agreement, the party prevailing in such litigation shall be entitled to recover, in addition to such other relief as may be granted, its reasonable costs and expenses, including without limitation reasonable attorneys' fees and court costs, whether or not taxable, as awarded by a court of competent jurisdiction.

     10. RELIANCE BY LENDER. Tenant understands that Lender will rely upon this Agreement in making the Loan and/or in entering into certain agreements and/or granting certain consents in connection therewith. Notice of acceptance of this Agreement by Lender is waived.

     11. MISCELLANEOUS. This Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties. This Agreement shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, Tenant has caused this Agreement to be duty executed as of the date first written above.


                                        "Tenant"
                                                 Puma Technology Inc.
                                        --------------------------------------

                                        By:
                                                     /s/M. Bruce Nakao
                                           -----------------------------------

                                        Title:
                                                     Sr. VP, CFO
                                              --------------------------------

Landlord consents to and agrees with the terms of Paragraphs 0.7 and 0.8 herein:


--------------------------------------,
a
 -------------------------------------

By:
   -----------------------------------

Title:
      --------------------------------